Exhibit 10.10(a)

FIRST AMENDMENT

TO

STOCK PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT (this “Amendment”), dated as of November 27, 2007, is made by and between Longfoot Communications Corp. a Delaware corporation (the “Company”), the Investors listed on Exhibit A hereto (each, an “Investor” and collectively, the “Investors”) and Sim Farar, Justin Farar, Joel Farar, PP6O, LLC, Gusmail, LLC and 32 Mayall, LLC (collectively, the “Existing Stockholders”).

RECITALS

A.    The Company, the Investors and the Existing Stockholders (collectively the “Parties”) entered into that certain Stock Purchase Agreement dated as of October 22, 2007 (the “Agreement”).

B.    In November 2007 the Company sold the operating assets of the Company’s wholly owned operating subsidiary for $11,500.00 and returned its low power television license to the Federal Communications Commission, resulting in the Company’s having no further active business operations.

C.    The Parties desire to amend the Agreement, in the manner and on the terms and conditions hereinafter set forth.

D.    Terms defined in the Agreement shall have the same meaning when used herein.

AGREEMENTS

NOW, THEREFORE, in consideration of these premises, the mutual covenants and agreements herein contained and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Parties hereby agree as follows:

1.           Purchase Price. As and when used in the Agreement “Purchase Price” shall mean: the cash and cash equivalents of the Company at the Closing Date after deducting any and all liabilities, including liabilities related in any manner to (i) the Stockholders Consent, (ii) soliciting approval of the Company Stockholder Proposals and (iii) the costs and expenses of the transactions contemplated thereby. The Existing Stockholders represent and warrant that they will provide, as contributions to the capital of the Company, such added funds so that at the Closing Date the cash and cash equivalents of the Company, net of all liabilities and costs, including without limitation net of those liabilities and costs related in any manner to Section 1, items (i) to (iii) above, shall be an amount that is equal to $50,000.   In addition, if it is subsequently determined after the Closing Date that the cash and cash equivalents of the Company net of all such liabilities and costs was not (at least) $50,000, then the Existing Stockholders shall promptly following written notice of such determination pay cash into the Company to make up the difference.

2.           Closing.  The Closing of the issuance and sale of the Shares pursuant to Section 2.1 of the Agreement and certain of the other transactions contemplated thereby will take place at 9200 Sunset Blvd., 9th Floor, West Hollywood. California 90069 on the next business day (or such later date as the parties hereto may agree) following the satisfaction or waiver of the conditions set forth in Section VI of the Agreement (the “Closing Date”), or at such other time or place as the parties mutually agree.

3.           Divestment of Businesses; Reverse Stock Split; Indemnification

(a)    Each  of the Company and the Existing Stockholders represents and warrants that (i) the Company has completed the Divestment in November 2007 as required under the Agreement, except that the Company surrendered and returned the Company’s low power television license to the Federal Communications Commission and did not sell it to any third party and the Company shall not have any liability with respect to such surrender; (ii) in connection with the Divestment, the Company has also divested itself of any and all assets and liabilities related in any manner to the Businesses; (iii) the terms of the Divestment were satisfactory to and have been approved by the stockholders of the Company as provided in Section 5.2 of the Agreement; (iv) any and all such liabilities and obligations that were divested have been assumed either by the Existing Stockholders or by a third party and the Company has been released from all such liabilities and obligations; (v) the Divestment has been effected in compliance with any and all applicable laws, rules and regulations, (vi) the Reverse Stock Split has been completed and (vii) the Company has obtained the Company Stockholder Approval required under Section 5.4 of the Agreement.  Pursuant to Stockholder Approval, holders of more than 73% of the Company’s voting securities: (a) ratified and approved the Agreement; (b) ratified and approved a 1-for-3 reverse split; (c) ratified and approved an increase in the number of authorized shares of common stock from 50,000,000 to 225,000,000; (d) ratified and approved increasing the number of authorized shares of blank check preferred stock from 1,000,000 to 25,000,000; (e) ratified and approved adopting new by-laws; and (f) ratified and approved the sale of the business of the Company.

(b)    The indemnification provisions of Section 5.10 of the Agreement shall also apply to the representations, warranties and covenants of the Existing Stockholders contained in this Amendment.

4.           Adjusting Number of Shares to the Investors.  In effecting the Reverse Split the Company has agreed to round upward any fractional shares that might otherwise be issuable to shareholders (the “Round Ups”).  The Agreement provides for the Company to issue 1,698,212 shares of common stock to the Investors based on the initial calculations of the Parties.  Section 2.1 of the Agreement requires that the Shares to be issued to the Investors will equal fifty-one percent (51%) of the outstanding capital stock of the Company at the Closing Date.  As a consequence of the Round Ups the Company may be required to increase the number of Shares by an amount such that the actual number will equal fifty-one percent (51%) and that increased number is currently estimated not to exceed an additional one hundred seventy (170) shares in the aggregate (the “Adjustment Shares”).  The Parties agree that, promptly after the exact number has been determined and certified, the Company will issue and deliver certificates evidencing the Adjustment Shares to the Investors pro rata to their respective interests.  The obligations to deliver the Adjustment Shares promptly as herein provided, and to assure that the Shares together with the Adjustment Shares will equal fifty-one percent (51%) of the outstanding capital stock of the Company at the Closing Date, shall survive the Closing.

5.           Waivers and Amendments.  The Agreement and this Amendment may be further amended or modified in whole or in part only by a writing which makes reference to the Agreement and this Amendment executed by the Investors, the Company and the Existing Stockholders.  The obligations of any party hereunder may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the party claimed to have given the waiver; provided, however, that any waiver by any party of any violation of, breach of, or default under any provision of this Agreement or any other agreement provided for herein shall not be construed as, or constitute, a continuing waiver of such provision, or waiver of any other violation of, breach of or default under any other provision of this Agreement or any other agreement provided for herein.

6.    Entire Agreement.  The Agreement (together with the Schedules and the Exhibits thereto), and the other agreements and instruments expressly provided for therein, together with this Amendment, set forth the entire understanding of the parties hereto and supersede in their entirety all prior contracts, agreements, arrangements, communications, discussions, representations, and warranties, whether oral or written, among the parties with respect to the subject matter hereof. Capitalized terms that are not defined in this Amendment have the meanings ascribed to them in the Agreement. Except as explicitly amended and set forth in this Amendment, all other terms and provisions of the Agreement remain applicable, operative and unchanged.

7.    Governing Law. The Agreement and this Amendment shall in all respects be governed by and construed in accordance with the internal substantive laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

8.    Counterparts; Facsimile Signatures. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together will constitute one and the same instrument.  Any facsimile copy of this Amendment will be deemed an original for all purposes.

9.    Successors and Assigns.  This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that the Company may not assign or transfer its rights hereunder without the prior written consent of the Investors.

10.   Third Parties. Nothing expressed or implied in the Agreement and this Amendment is intended, or shall be construed, to confer upon or give any Person other than the parties hereto and their successors and assigns any rights or remedies under or by reason of this Agreement.

11.   Headings. The headings in this Agreement are solely for convenience of reference and shall not be given any effect in the construction or interpretation of this Agreement.

12.   Interpretation. Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

[Signature Page Follows]

SIGNATURE PAGES TO
STOCK PURCHASE AGREEMENT
BY AND AMONG
LONGFOOT COMMUNICATIONS CORP,
THE EXISTING STOCKHOLDERS AND THE INVESTORS

IN WITNESS WHEREOF, the Company, the Existing Stockholders and each of the Investors have executed this Amendment as of the date first above written.

THE COMPANY:

Longfoot Communications Corp.

a Delaware corporation

By:	/s/ ARTHUR LYONS

Name:	Arthur Lyons

Title:	President

THE INVESTORS:

Frost Gamma Investment Trust

By:	/s/ PHILLIP FROST
Phillip Frost

/s/ DR. JANE HSIAO
Dr. Jane Hsiao

/s/ STEVEN D. RUBIN
Steven D. Rubin

/s/ SUBBARAO UPPALURI
Subbarao Uppaluri

THE EXISTING STOCKHOLDERS:

/s/ SIM FARAR
Sim Farar

/s/ JUSTIN FARAR
Justin Farar

/s/ JOEL FARAR
Joel Farar

PP6O, LLC

By:	/s/ SIM FARAR

Its:	Member

Gusmail, LLC

By:	/s/ JUSTIN FARAR

Its:	Member

32 Mayall, LLC

By:	/s/ JOEL FARAR

Its:	Member

EXHIBIT A

SCHEDULE OF INVESTORS

Name, Address and State of Residence	Number of Shares of Common Stock to be Purchased	Percentage of Shares Purchased
Frost Gamma Investments Trust 4400 Biscayne Boulevard Suite 1500 Miami, Florida 33137	1,222,713	72%
Dr. Jane Hsiao 4400 Biscayne Boulevard Suite 1500 Miami, Florida 33137	305,677	18%
Steven D. Rubin 4400 Biscayne Boulevard Suite 1500 Miami, Florida 33137	84,911	5%
Subbarao Uppaluri 4400 Biscayne Boulevard Suite 1500 Miami, Florida 33137	84,911	5%